UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 21, 2013

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Actions for Chair and Chief Executive Officer

On January 21, 2013, the Board of Directors took the following actions with respect to Ellen J. Kullman, Chair of the Board and Chief Executive Officer:

                  Approved a 3% increase in Mrs. Kullman's annual salary from $1.4 million to $1.442 million, effective March 1, 2013;

       Approved a short-term incentive payment for 2012 of $1.915 million under the Company's Equity and Incentive Plan ("EIP");

       Established a target short-term incentive award for 2013 for Mrs. Kullman under the Company's EIP in the amount of $2.309 million; and

       Approved a long-term incentive award ("LTI Award") for Mrs. Kullman, effective February 6, 2013, under the Company's EIP. The award, which was approved at a value of $9.0 million, will be delivered in the following mix, by fair value on the date of grant: 30% stock options, 30% time-vested restricted stock units and 40% performance-based restricted stock units.

Except with respect to change in control provisions, the terms of the LTI Award will be materially consistent with the award terms that are on file with the Securities and Exchange Commission ("Commission") as Exhibit 10.8 to the Company's Form 10-Q Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2009.  Section 7 of the EIP will govern treatment of the LTI Award in the event of a change in control. The Company's EIP is on file with the Commission as part of the Company's Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, which was filed on March 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

January 25, 2013

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